As Filed with the Securities and Exchange Commission on June 10, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

GASTAR EXPLORATION LTD.

(Exact Name of Registrant as Specified in Its Charter)

ALBERTA, CANADA	001-32714	98-0570897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 LAMAR STREET, SUITE 1080

HOUSTON, TEXAS 77010

(Address of principal executive offices)

(713) 739-1800

(Registrant’s telephone number, including area code)

GASTAR EXPLORATION LTD.

2006 LONG-TERM STOCK INCENTIVE PLAN

J. Russell Porter, Chairman, Chief Executive Officer and President

Gastar Exploration Ltd.

1331 Lamar Street, Suite 1080, Houston, Texas 77010

(713) 739-1800

(Name, address and telephone number, including area code, of agent for service)

Copy to:

T. Mark Kelly

Vinson & Elkins L.L.P.

First City Tower

1001 Fannin Street, Suite 2500

Houston, Texas 77002-6760

713-758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company.)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common shares, without par value	16,553,051	$0.42	$0.42	$—

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of shares of common stock registered hereby pursuant to the Gastar Exploration Ltd. 2006 Long-Term Stock Incentive Plan is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). The maximum aggregate offering price is based on $0.42, which was the average of the high and low sales prices of the registrant’s common shares on the NYSE Amex on June 4, 2009.

(3)	Pursuant to Interpretations 89 and 90 under Section G of the Manual of Publicly Available Telephone Interpretations of the Securities and Exchange Commission (the “SEC”) Division of Corporation Finance (July 1997) and Instruction E to the General Instructions to Form S-8, a filing fee is only being paid with respect to the registration of an additional one (1) share under the Registrant’s 2006 Long-Term Stock Incentive Plan, as amended (Registration No. 333-139112). A Registration Statement on Form S-8 (Registration No. 333-130867) has been previously filed for 16,553,050 shares of common stock that are being reallocated, together with the associated registration fees previously paid in respect of such shares pursuant to Rule 457(p) under the Securities Act of 1933, as amended, from the Registrant’s 2002 Stock Option Plan dated July 5, 2002, as amended February 14, 2004, to the Registrant’s 2006 Long-Term Stock Incentive Plan hereunder.

EXPLANATORY NOTE – REALLOCATION OF COMMON SHARES

Gastar Exploration Ltd. (the “Registrant”) previously registered 25,000,000 shares of the Registrant’s common stock (“Shares”) pursuant to the Registrant’s 2002 Stock Option Plan dated July 5, 2002, as amended February 14, 2004 (the “2002 Plan”), by filing a Registration Statement on Form S-8 bearing Registration No. 333-130867 (the “2002 Plan Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”). As of April 1, 2009, stock option grants covering the issuance of 10,660,250 Shares were outstanding under the 2002 Plan and 5,892,800 Shares were available for issuance pursuant to future grants under the 2002 Plan.

In addition, the Registrant previously registered 5,000,000 Shares pursuant to the Registrant’s 2006 Long-Term Stock Incentive Plan, as amended (the “2006 Incentive Plan”) by filing a Registration Statement on Form S-8 bearing Registration No. 333-139112 (the “2006 Plan Registration Statement”) with the SEC. Pursuant to the amendments to the 2006 Incentive Plan approved by the Registrant’s shareholders on June 4, 2009, the Registrant merged the 2002 Plan into the 2006 Incentive Plan so that, effective as of April 1, 2009, all outstanding equity awards and all future equity awards under the 2002 Plan will be made under the 2006 Incentive Plan. According to the terms of the amended 2006 Incentive Plan, all Shares previously reserved and available for issuance under the 2002 Plan, including any Shares subject to outstanding stock option awards previously granted under the 2002 Plan as of the effective date of its merger into the 2006 Incentive Plan, are transferred to and reserved for issuance under the 2006 Incentive Plan. In addition and according to Interpretations 89 and 90 under Section G of the Manual of Publicly Available Telephone Interpretations of the Securities and Exchange Commission Division of Corporate Finance (July 1997) and Instruction E to the General Instructions to Form S-8, the Registrant hereby registers 1 additional share.

Accordingly, the Registrant hereby registers the 16,553,050 Shares originally registered under the 2002 Plan Registration Statement and previously available for issuance pursuant to awards under the 2002 Plan that were reallocated to the 2006 Incentive Plan.

Contemporaneously with this Amendment No. 1, the Registrant is (1) filing a Post-Effective Amendment No. 1 to Form S-8 Registration Statement relating to the 2002 Plan Registration Statement to deregister the 16,553,050 Shares previously available for issuance pursuant to awards under the 2002 Plan and (2) filing a Post-Effective Amendment No. 1 to Form S-8 Registration Statement relating to the 2006 Plan Registration Statement to disclose the amendments to the 2006 Incentive Plan.

In accordance with the principles set forth in Interpretations 89 and 90 under Section G of the Manual of Publicly Available Telephone Interpretations of the SEC Division of Corporation Finance (July 1997) and Instruction E to the General Instructions to Form S-8, this Registration Statement on Form S-8 is hereby filed (i) to reallocate the Shares from the 2002 Plan to the 2006 Incentive Plan and (ii) to carry over from the 2002 Plan Registration Statement the registration fees paid for the Shares being registered hereunder.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

The Registrant is registering additional securities under the 2006 Incentive Plan covered hereby for which a Form S-8 Registration Statement bearing Registration No. 333-139112 currently is effective. Therefore, pursuant to General Instruction E of Form S-8 the Registrant elects to incorporate by reference the contents of such Registration Statement which constitutes information required in this Registration Statement.

Item 8.	Exhibits.

5.1	Opinion of Sara-Lane Sirey Professional Corporation, Calgary, Alberta, Canada as to the legality of the shares being registered.

10.1	Gastar Exploration Ltd. 2006 Long-Term Stock Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. File No. 001-32714).

10.2	First Amendment to Gastar Exploration Ltd. 2006 Long-Term Stock Incentive Plan, effective as of April 1, 2009, approved June 4, 2009 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed June 10, 2009).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Netherland, Sewell and Associates Inc.

23.3	Consent of Sara-Lane Sirey Professional Corporation, Calgary, Alberta, Canada (included in Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page contained in Part II of this registration statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, Gastar Exploration Ltd. certifies that it has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on June 10, 2009.

GASTAR EXPLORATION LTD. (Registrant)

By:	/s/ J. Russell Porter
J. Russell Porter Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of GASTAR EXPLORATION LTD. (the “Company”) hereby constitutes and appoints J. Russell Porter and Michael A. Gerlich, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated below on June 10, 2009.

Signature	Title	Date

/s/ J. Russell Porter	Chairman of the Board, Chief Executive Officer and President, (Principal Executive Officer)	June 10, 2009

/s/ Michael A. Gerlich	Vice President and Chief Financial Officer and Director (Principal Financial and Accounting Officer)	June 10, 2009

/s/ John M. Selser Sr.	Director	June 10, 2009

/s/ Robert D. Penner	Director	June 10, 2009

/s/ John R. Rooney	Director	June 10, 2009

EXHIBIT INDEX

Exhibit No.	Description of Document

5.1	Opinion of Sara-Lane Sirey Professional Corporation, Calgary, Alberta, Canada as to the legality of the shares being registered.

10.1	Gastar Exploration Ltd. 2006 Long-Term Stock Incentive Plan (incorporated herein by reference to Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. File No. 001-32714).

10.2	First Amendment to Gastar Exploration Ltd. 2006 Long-Term Stock Incentive Plan, effective as of April 1, 2009, approved June 4, 2009 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed June 10, 2009).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Netherland, Sewell and Associates Inc.

23.3	Consent of Sara-Lane Sirey Professional Corporation, Calgary, Alberta, Canada (included in Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page contained in Part II of this registration statement).